Exhibit 99.1

PURCHASE AGREEMENT

BY AND AMONG

LSB INDUSTRIES INC.

AND

THE PURCHASERS

Dated: March 3, 2006

-i-

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made as of the 3rd day of March 2006, by and among LSB Industries, Inc., a Delaware corporation (“Company”), and the investors listed on Schedule I (the “Schedule of Purchasers”) attached hereto (“Purchasers”).

WITNESSETH :

WHEREAS, pursuant to the provisions of this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, a minimum of $15 million principal amount (the “Minimum Amount”) and up to $25 million principal amount (the “Maximum Amount”) of the Company’s 7% convertible senior subordinated debentures due 2011 (the “Debentures”) to be issued pursuant to the provisions of an indenture dated as of March 3, 2006 (the “Indenture”) between the Company and UMB Bank, n.a., as Trustee (the “Trustee”); and

WHEREAS, J Giordano Securities Group (“J Giordano”) is acting as placement agent for the Company on a “best efforts, all or none” basis with respect to the offering and sale of the Minimum Amount of Debentures and on a “best efforts, any or all” basis for the next $5 million principal amount of Debentures up to the Maximum Amount pursuant to the terms of this Agreement; and

WHEREAS, the Debentures will be convertible into shares of common stock, par value $.10 per share, of the Company (the “Conversion Shares”); and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, pursuant to the terms of the Debentures and the Indenture, the Debentures and the Conversion Shares may be resold or otherwise transferred by the Purchasers only if the resale or transfer is hereinafter registered under the Securities Act or an exemption from registration under the Securities Act is available; and

WHEREAS, the Purchasers and their permitted transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing (as defined herein) by and among the Company and the Purchasers (the “Registration Rights Agreement”); and

WHEREAS, each Purchaser is a “qualified institutional buyer” (a “QIB”), as such term is defined in Rule 144A under the Securities Act, and as such the Debentures may be offered and resold by the Purchasers, without being registered under the Securities Act, to other QIBs in compliance with the exemption from registration provided by Rule 144A under the Securities Act; and

WHEREAS, in connection with the sale of the Debentures, the Company has prepared a preliminary offering memorandum and, prior to the Closing Date (defined below), will prepare a final offering memorandum (such final offering memorandum is referred to as the “Memorandum”) including or incorporating by reference a description of the terms of the Debentures and the Conversion Shares, the material terms of the offering and a description of the Company. As used herein, the term “Memorandum” shall include the exhibits and annexes thereto and the documents and reports incorporated by reference therein (including, but not limited to, those reports filed with the SEC pursuant to the Exchange Act, as hereafter defined) and any amendment or supplement thereto, as of and after the date thereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Memorandum shall include any supplement or amendment to the Memorandum prior to the Closing and all documents incorporated by reference in the Memorandum that are filed, subsequent to the date of the Memorandum and prior to the Closing, with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Purchase and Sale of Securities. On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, the Purchasers hereby agree, severally and not jointly, to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, an aggregate principal amount of Debentures of not less than the Minimum Amount (the “Minimum Purchase Amount”) and not more than the Maximum Amount in the principal denominations per each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers (which shall be no more than the principal amount of the Debentures subscribed for by such Purchaser on the signature page of this Agreement executed by such Purchaser), for an aggregate purchase price per Purchaser equal to 100% of the principal amount of the Debentures purchased by such Purchaser (the “Purchase Price”), plus accrued interest thereon, if any, from March 3, 2006 through the Closing Date (defined below), as set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Purchase”). The Company shall not issue and sell more than the Maximum Amount of Debentures under the Indenture and this Agreement.

2. Closing; Payment and Delivery.

2.1 In the event that Purchasers have (a) deposited at least the Minimum Purchase Amount, plus accrued interest thereon, if any, from March 3, 2006 through the date of the Closing (defined below), into a non-interest bearing escrow account (the “Escrow Account”) maintained for such purpose, on behalf of J Giordano as placement agent for the Company, by Continental Stock Transfer & Trust Company (“Escrow Agent”), and (b) subscribed for a corresponding amount of Debentures by executing, completing and delivering their signature pages to this Agreement indicating such and their signature pages to the Registration Rights Agreement, all in accordance with the instructions set forth in the Subscription Instructions attached hereto as EXHIBIT A (the “Subscription Instructions”), and the Company and J Giordano have accepted, from such subscriptions, subscriptions for at least the Minimum Purchase Amount, a closing of the Purchase with respect to the subscription amounts so accepted

(the “Closing”) shall occur at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174 at 10:00 a.m., on March 3, 2006 (which date may be extended by mutual agreement between the Company and J Giordano but not beyond March 17, 2006) (the “Closing Date”), at which time the Company will execute this Agreement and payment for the Debentures (but not less than the Minimum Amount) being sold at such Closing shall be released to the Company from the Escrow Account against delivery of such Debentures, with any transfer taxes payable in connection with the transfer of the Debentures to the Purchasers duly paid, for the respective accounts of the several Purchasers participating in such Closing.

2.2 The Company has the right to reject any subscription for Debentures, in whole or in part, for any reason whatsoever, and to allot to any Purchaser less than the number of Debentures subscribed for by such Purchaser. In the event that the Company accepts only a portion of a Purchaser’s subscription and reduces the principal amount of the Debentures to be sold to the Purchaser hereunder, the Purchase Price deposited into the Escrow Account by the Purchaser with respect to the unaccepted portion of the subscription, as well as any accrued interest deposited by the Purchaser with respect thereto, shall be returned to the Purchaser.

2.3 The Debentures delivered for the account of each Purchaser shall be in definitive form or global form, as specified by such Purchaser and registered in such names and in such denominations as requested in writing by such Purchaser not later than two full business days prior to the Closing Date.

3. Representations and Warranties of the Company. The Company has prepared, executed and delivered to each Purchaser a disclosure statement (the “Disclosure Statement”) setting forth exceptions to the representations and warranties contained in this Section 3 in paragraphs numbered to correspond to the sections to which they apply. The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing Date of the sale of Debentures to such Purchaser that, except as set forth in the Disclosure Statement, the following representations and warranties are true and correct.

3.1 As of their respective dates, each document, filed by the Company with the SEC pursuant to the Exchange Act and incorporated by reference in the Memorandum, as any of such documents may have been subsequently amended by filings made by the Company with the SEC prior to the Closing Date (the “Incorporated Documents”), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder, and none of the Incorporated Documents or the Memorandum contains, and on the Closing Date, none of the Incorporated Documents or the Memorandum will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.2 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

3.3 The Company has no subsidiaries other than these subsidiaries set forth in the Disclosure Statement (the “Subsidiaries”). Unless the context requires otherwise, all references to the Company include the Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth in the Disclosure Statement, with full corporate power and authority to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted. Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole. The Company owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each Subsidiary, and such ownership is free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued, and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or other securities convertible or exercisable into or exchangeable for, any capital stock or other securities of any Subsidiary.

3.4 The Company does not presently own, directly or indirectly, an interest in any corporation, association, or other business entity, and is not a party to any joint venture, partnership, or similar arrangement, other than the Subsidiaries.

3.5 The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum and such description conforms in all material respects to the rights in the instruments defining the same.

3.6 The shares of common stock of the Company outstanding prior to the issuance of the Maximum Amount of the Debentures have been duly authorized and are validly issued, fully paid and non-assessable.

3.7 The Maximum Amount of the Debentures to be sold under this Agreement have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability, and the holders thereof will be entitled to the benefits of the Indenture and the Registration Rights Agreement, although the indemnification and contribution provisions contained in the Transaction Documents (as hereafter defined) may also be limited under applicable law and by public policy.

3.8 The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

3.9 Except for the registration rights contained in the Registration Rights Agreement, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.10 There are no stockholders agreements, voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company of which the Company is a party.

3.11 Each of this Agreement, the Indenture, the Registration Rights Agreement, the Debentures and the Escrow Agreement (the “Transaction Documents”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability and except as rights to indemnification and contribution under the Transaction Documents may be limited under applicable law and by public policy.

3.12 The execution and delivery by the Company, and the performance by the Company of its obligations under the Transaction Documents will not conflict with or contravene in any material respect, cause a breach or violation of or default under, any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and the Subsidiaries, taken as a whole, for which a waiver or consent has not been obtained, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debentures and by Federal and state securities laws with respect to the obligations of the Company under the Registration Rights Agreement or as may be required by the National Association of Securities Dealers, Inc. or such the failure of which to obtain would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.13 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business from that set forth in the Memorandum. Except as disclosed in the Memorandum, since January 1, 2005, there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole. Except as set forth in the Memorandum, since January 1, 2005, there has been no obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any Subsidiary material to the Company and the Subsidiaries taken as a whole.

3.14 None of the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound, except for such defaults that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.15 There are no legal or governmental proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than proceedings, orders, judgments, writs, injunctions, decrees or demands accurately described in all material respects in the Memorandum and proceedings, orders, judgments, writs, injunctions, decrees or demands that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Memorandum.

3.16 Except as set forth in the Memorandum, to the Company’s knowledge, the Company and each Subsidiary (a) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) is in compliance with all material terms and conditions of any such permit, license or approval, (d) is in compliance with any provisions of the employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or the rules and regulations promulgated thereunder and (e) is in compliance with any provisions of the Foreign Corrupt Practice Act or the rules and regulations promulgated thereunder, except, with respect to clauses (a) through (e), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or noncompliance with ERISA or the Foreign Corrupt Practices Act or failure to comply with the terms and conditions of such permits, licenses or approvals, would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

3.17 Except as set forth in the Memorandum, there are no costs or liabilities to the Company or any Subsidiary associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.18 None of the Company nor any Subsidiary is, and giving effect to the offering and sale of the Debentures and the application of the proceeds thereof as described in the Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.19 None of the Company, any Subsidiary nor any of its affiliates (as defined in Rule 501(b) of Regulation D, each an “Affiliate”) has directly, or based on the representations of J Giordano to the Company through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures or (b) offered, solicited offers to buy or sell the Debentures by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

3.20 Subject to compliance by the Purchasers with the representations and warranties set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Debentures to the Purchasers in the manner contemplated by this Agreement to register the Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

3.21 Subject to the compliance by the Purchasers with the representations and warranties set forth in Section 4, the Debentures are eligible for resale pursuant to Rule 144A and will not be, at any Closing, of the same class of securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted on the U.S. automated inter-dealer quotation system.

3.22 The books, records and accounts of the Company in all material respects accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.23 Except as described in the Memorandum, each of the Company and each Subsidiary owns or possesses, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by it in connection with the business currently conducted by it as described in the Memorandum, except such as the failure to so own or possess or have the right to use would not have, singly or in the aggregate, a material adverse affect on the Company and the Subsidiaries taken as a whole. To the Company’s knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company or any Subsidiary, or as currently proposed to be conducted by the Company or any Subsidiary, as described in the Memorandum and which infringement would have a material adverse effect on the Company and the Subsidiaries taken as a whole. The Company is not aware of any basis for a finding that the Company does not have valid title or license rights to the patents and patent applications referenced in the Memorandum as owned or licensed by the Company or any Subsidiary, and, to the Company’s knowledge, none of the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which restricts or impairs the use of any of the foregoing which would have a material adverse effect on the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by it as described in the Memorandum and which would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.24 Other than with respect to Environmental Laws and ERISA (which are governed by Section 3.16 above), each of the Company and each Subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all appropriate federal, state, local or foreign governmental or regulatory authorities and self regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole. Each such Authorization is valid and in full force and effect and the Company and each Subsidiary is in compliance with all the material terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto, and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.25 There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company, except as otherwise disclosed in the Memorandum.

3.26 The financial statements included or incorporated by reference in the Memorandum as the same may have been amended prior to the date of the Memorandum, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The financial information set forth under the captions “Summary Financial Data” and “Capitalization” in the Memorandum is derived from the accounting records of the Company and its subsidiaries, has been computed on a basis consistent with the audited financial statements in the Memorandum and fairly presents in all material respects, on the basis stated in the Memorandum, the information included therein. The Company’s ratio of earnings to fixed charges set forth in the Memorandum has been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

3.27 There are no existing or, to the Company’s knowledge, threatened labor disputes with the employees of the Company or any Subsidiary which would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.28 The Company’s and the Subsidiaries’ manufacturing, distribution and marketing practices are in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions and decrees in each country in which the Company’s and the Subsidiaries’ products are marketed, except for such noncompliances that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.29 None of the Company nor any Subsidiary has received any written communication notifying the Company or such Subsidiary as to the termination or threatened termination or modification or threatened modification of any consulting, licensing, marketing, research and development, cooperative or any similar agreement described in the Memorandum.

3.30 The statements relating to legal matters, documents or proceedings included in the Memorandum under the captions “Description of Capital Stock,” “Plan of Distribution” and “Notice to Investors” and in “Item 3 - Legal Proceedings” of the Company’s most recent annual report on Form 10-K/A and in “Item 1 – Legal Proceedings” of the Company’s quarterly reports on Forms 10-Q/A and 10-Q included or incorporated by reference in the Memorandum fairly summarize in all material respects such matters, documents or proceedings.

3.31 Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any of its officers, directors or Affiliates has taken, directly or indirectly, any action designed to or which has constituted the stabilization or manipulation of the price of the common stock of the Company or any security convertible into or exchangeable for common stock of the Company to facilitate the sale or resale of any of the Debentures.

3.32 Each of the Company and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not have a material adverse effect on the Company and the Subsidiaries taken as a whole), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. All tax liabilities are adequately provided for on the books of the Company and the Subsidiaries. To the Company’s knowledge, there are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.33 Each of the Company and each Subsidiary is insured against such losses and risks and in such amounts as are customary in the businesses in which it is engaged, including but not limited to, insurance covering product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against in its respective industries. All policies of insurance and fidelity or surety bonds insuring the Company, any Subsidiary or the Company’s or any Subsidiary’s businesses, assets, employees, officers and directors are in full force and effect. The Company and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it and the Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole. Since January 1, 2004, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

3.34 The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Memorandum or such as do not have a material adverse effect on the Company and its Subsidiaries as a whole. Any real property and buildings held under lease by the Company and each Subsidiary is held by it under valid, subsisting and enforceable leases with such exceptions as do not have a material adverse effect on the Company and its Subsidiaries as a whole.

3.35 There is no document, contract or other agreement of a character required to be filed with the SEC under the Exchange Act which is not filed as required by the Exchange Act or the rules and regulations of the SEC thereunder. Each description of a contract, document or other agreement in the Memorandum fairly reflects in all material respects the material terms of the underlying document, contract or agreement. Each material agreement described in the Memorandum or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms.

3.36 The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Since January 1, 2004, the Company has timely filed with the SEC all reports required to be filed under the Exchange Act and the Company is and, as of the time of the Closing will be, current in its reporting obligations under the Exchange Act. The Company has responded to all comments raised by the SEC with respect to the Company’s reports, registration statements and other filings made with the SEC to the SEC’s satisfaction, and no comments which could have an adverse effect on the Company’s consolidated financial condition or results of operations (past or future) or could require a restatement of previously filed financial statements remained unresolved with the SEC.

3.37 There is and there has been no failure on the part of the Company and the Subsidiaries or any of the officers or directors of the Company or any Subsidiary to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

3.38 The Company has not distributed and, prior to the Closing, will not distribute any offering material in connection with the offering and sale of the Debentures other than the Memorandum.

3.39 Neither the Company nor any of its Affiliates has directly or indirectly, solicited any offer to buy, sell or offered to sell or otherwise negotiated in respect of, or will solicit an offer to buy, sell or offer to sell, or otherwise negotiate in respect of any security which might be integrated with the sale of the Debentures or the Conversion Shares in a manner that would require the Debentures to be registered under the Securities Act. Except as set forth in the Memorandum, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act. No registration under the Securities Act of the Debentures or the Conversion Shares is required for the sale of the Debentures and Conversion Shares to the Purchasers under this Agreement and the Memorandum, assuming the accuracy of the Purchasers’ representations, warranties and agreements set forth in Section 4.

3.40 The Debentures and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Memorandum and will be in substantially the respective forms last delivered to the Purchasers prior to the date of this Agreement.

3.41 The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

3.42 The Company acknowledges that it has engaged J Giordano as placement agent in connection with the Purchase. Neither the Company nor, based on the representations of J Giordano to the Company, any of its agents has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Purchase.

3.43 No event, liability, development or circumstance has occurred or exists with respect to the Company that would be required to be disclosed by the Company under applicable securities laws which has not been publicly announced as of the date hereof. The Company confirms that neither it nor, based on the representations of J Giordano to the Company, any other person acting on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations of the Company in effecting transactions in securities of the Company. All disclosures provided to the Purchasers in the Memorandum, and all disclosures made by the Company or made on behalf of the Company but approved in advance by the Company, regarding the Company, its business and the transactions contemplated hereby, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.44 Subject to the compliance by each Purchaser with the representations and warranties set forth in Section 4, the Company has caused or will cause to be timely filed with each applicable jurisdiction corresponding to the principal place of business of each Purchaser (as same has been provided by such Purchasers) all appropriate documentation required for the registration of the Purchase of the Debentures under applicable state law or required to secure an exemption from such registration requirements, except nothing contained herein will require the Company to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) to take action that would subject it to general service of process in any jurisdiction where it is not so subject or (iii) subject it to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then subject..

4. Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as to itself that:

4.1 Authorization. The Transaction Documents to which such Purchaser is a signatory constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

4.2 Purchase Entirely for Own Account. The Debentures acquired by each Purchaser will be acquired for investment for such Purchaser’s own account. Each Purchaser has full power and authority to enter into this Agreement.

4.3 Disclosure of Information. It acknowledges that it has received and reviewed the Memorandum and the Disclosure Statement. It acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Debentures and further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Purchase. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

4.4 Restricted Securities. It understands that the Debentures and the Conversion Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, it represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The transfer restrictions and other provisions set forth in the Memorandum under the caption “Notice to Investors,” including the legend required thereby, shall apply to the Debentures and the Conversion Shares.

4.5 QIB; Accredited Investor. It is a QIB and an institutional “accredited investor” within the meaning of Regulation D under the Securities Act; and it agrees with the Company that (a) it will not solicit offers for, or offer or sell, Debentures by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) prior to the registration of the Debentures under the Securities Act, it will solicit offers for such Debentures only from, and will offer such Debentures only to, persons that it reasonably believes to be QIBs. Each Purchaser will take reasonable steps to inform persons acquiring Debentures from it that the Debentures have not been registered under the Securities Act and are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act.

4.6 Release of Funds. It hereby acknowledges and agrees that the Purchase Price for the Debentures being purchased by it hereunder, plus any accrued interest thereon through the Closing Date, has been previously (or prior to the Closing will be) wired by the Purchaser to the Escrow Agent, and that, upon the Escrow Agent’s receipt of executed (by the Company and such Purchaser) copies of this Agreement and the Registration Rights Agreement, the Indenture executed by the Company and the Trustee, the deliverables set forth in Section 5 below and a joint disbursement instruction from the Company and J Giordano covering such Purchase Price funds (“Disbursement Letter”), the Escrow Agent will wire transfer such Purchase Price funds in accordance with the Disbursement Letter, provided, however, that if no Disbursement Letter is received by the Escrow Agent on or prior to March 17, 2006 with respect to such Purchaser’s funds, such funds shall be returned without interest to the Purchaser.

4.7 Purchasers’ Indemnification of the Company. Each Purchaser hereby indemnifies and holds the Company and its officers, directors and agents free from any liability they may incur (including the costs of defending any legal action brought against any of the foregoing parties) as a result of any breach by such Purchaser of the representations of the Purchaser set forth in this Section 4.

4.8 J Giordano Fees. The Purchasers acknowledge that J Giordano is acting as placement agent in connection with the Purchase and will receive a fee from the Company for such services equal to 6.0% of the aggregate Purchase Price paid by the Purchasers for the Debentures. The Company shall also pay up to $30,000 in reimbursement of legal fees, disbursements and expenses incurred by J Giordano after December 6, 2005 in connection with the offering of the Debentures, unless such fees, disbursements or expenses are the result of a breach by J Giordano of the terms of the engagement letter, as amended, between the Company and J Giordano. In addition, if within six (6) months following the Closing Date, the Company sells, directly or indirectly, securities to any Purchaser (other than securities issued in connection with a working capital loan or facility or project debt financing, an underwritten public offering or if the engagement letter between the Company and J Giordano is terminated by the Company due to the gross negligence or bad faith of J Giordano or material breach of this engagement letter by J Giordano), J Giordano will be entitled to receive the same compensation with respect to such sale of securities as it will receive in connection with the Purchase.

5. Conditions to the Purchasers’ Obligations. The obligations of each Purchaser to purchase and pay for the Debentures set forth opposite its name on the Schedule of Purchasers on the Closing Date are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in any certificate of any officer of the Company delivered pursuant to this Agreement and to the following further conditions:

5.1 Officer’s Certificate. The Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

5.2 Opinion of Counsel. The Purchasers shall have received on such Closing Date an opinion of Conner & Winters, LLP, counsel for the Company, dated such Closing Date, to the effect set forth in EXHIBIT B attached hereto. Such opinion shall be rendered to the Purchasers at the request of the Company and shall so state therein.

5.3 Accountant’s Consent. A conformed copy of the letter, dated as of the date of the Memorandum, from Ernst & Young LLP, independent public accountants, in the form of Annex F to the Memorandum consenting to the Company’s incorporation in the Memorandum of its report in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 shall have been included in the Memorandum.

5.4 Good Standing Certificate. The Purchasers shall have received on the Closing Date a certificate, dated as of a date within a reasonably current date prior to such Closing, issued by the proper authority in Delaware to the effect that the Company is legally existing and in good standing.

5.5 Secretary’s Certificate. The Purchasers shall have received on such Closing Date a certificate, dated as of such Closing Date, executed by the Secretary of the Company certifying the resolutions adopted by the Company’s board of directors relating to the transactions contemplated by this Agreement.

5.6 Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of EXHIBIT C attached hereto, between J Giordano and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to J Giordano on or before such Closing Date, shall be in full force and effect on such Closing Date.

5.7 Registration Rights Agreement. The Company shall have duly executed the Registration Rights Agreement in the form attached hereto as EXHIBIT D.

5.8 Indenture. The Company and the Trustee shall have each duly executed the Indenture.

5.9 DTC. The Debentures shall be eligible for clearance and settlement through the facilities of the Depository Trust Company.

6. Covenants of the Company. In further consideration of the agreements of the Purchasers contained in this Agreement, the Company covenants with each Purchaser as follows:

6.1 The Company hereby agrees that, without the prior written consent of J Giordano, it will not, during the period ending 90 days after the date of the Memorandum, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply (1) to the sale of the Debentures under this Agreement, (2) to the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (3) to the grant of any option or issuance of any stock or stock appreciation right under any plan outstanding on the date hereof; (4) in connection with any bona-fide merger or acquisition as approved by the Company’s Board of Directors; provided that any issuance by the Company of shares of common stock is not to raise cash to fund such merger or acquisition; (5) in connection with any bona-fide strategic agreement, joint venture agreement, limited liability agreement or similar agreement entered into with any supplier, manufacturer, distributor or customer that is approved by the Company’s Board of Directors, the primary purpose of which is not to raise cash; provided, however, that in the case of any dispositions pursuant to (4) or (5), the transferee, in each case, agrees to be bound by the terms of the previous sentence; or (6) grant a warrant to purchase the Company’s common stock in connection with a bona fide lending transaction or a project or facility financing transaction.

6.2 Neither the Company nor any of its Affiliates has or will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Debentures or the Conversion Shares in a manner which would require the registration under the Securities Act of the Debentures.

6.3 The Company will not solicit any offer to buy or offer or sell the Debentures or the Conversion Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

6.4 While any of the Debentures or the Conversion Shares remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Debentures the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

6.5 The Company will use its commercially reasonable efforts to permit the Debentures to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

6.6 During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates under its control (as defined in Rule 144 under the Securities Act) to resell any of the Debentures or the Conversion Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

6.7 Neither the Company nor any of its Affiliates will take any action prohibited by Regulation M under the Exchange Act in connection with the sale and distribution of the Debentures contemplated hereby.

6.8 Until the date on which the Purchasers shall have sold all the Conversion Shares held by them and none of the Debentures are outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

6.9 The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable as Conversion Shares.

6.10 The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the other Transaction Documents.

6.11 The Company shall cause the Conversion Shares to be duly included for quotation on the American Stock Exchange (“AMEX”) prior to the Closing Date, subject to notice of official issuance. The Company will ensure that such Conversion Shares remain included for quotation on the AMEX or any other national securities exchange following the Closing Date for so long as any shares of the Company’s common stock remain registered under the Exchange Act.

6.12 The Company shall maintain such controls and other procedures, including without limitation those required by Section 302 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including without limitation, controls and procedures reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and its Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

6.13 The Company shall, by 8:30 a.m. Eastern time on the Trading Day (as such term is defined in Indenture) following the Closing Date, issue a press release with respect to the issuance of the Debenture and the closing of the transactions contemplated hereby and prior to the expiration of two Trading Days following the Closing Date, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, and the Indenture.

7. Indemnification.

7.1 The Company agrees to indemnify and hold harmless each Purchaser, each person, if any, who controls any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of any Purchaser (individually, the “Indemnified Person” or collectively the “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (b) caused by any omission or alleged omission to state in the Memorandum a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (c) that arise out of or are based upon any material breach of any representation, warranty, agreement obligation or covenant of the Company contained herein. The Company shall not be responsible hereunder to any Indemnified Person for any consequential damages or losses, claims or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

7.2 Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Indemnified Person will notify the Company in writing of the commencement thereof, and the Company will, subject the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of expenses in connection with such defense) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the Company under this Section. After notice from the Company of its election to assume the defense of such claim or action, and provided it continues to meet its obligations hereunder, the Company shall no longer be liable to the Indemnified Person under this Section for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs incurred prior to the Company assuming the defense of such action; provided, however, that if in the reasonable good faith judgment of the Indemnified Person or Persons, because of a conflict of interest of the counsel employed by Company, to be represented by separate counsel, the Indemnified Person or Persons shall have the right to employ separate counsel to represent the Indemnified Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Persons thereof against the Company, in which event the reasonable fees and expenses of one such separate counsel to represent all of the Indemnified Persons shall be borne by the Company.

8. Miscellaneous.

8.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement. The Purchasers are entitled to rely, and the parties hereby acknowledge that the Purchasers have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Purchasers. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Purchasers contained herein, irrespective of any independent investigation made by the Company.

8.2 Right of Placement Agent to Rely on Representations. J Giordano shall be entitled to rely upon the representations and warranties made by the Company and the Purchasers in this Agreement and shall be a third party beneficiary for such purpose.

8.3 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign its rights under this Agreement and the Transaction Documents to any Affiliate of such Purchaser.

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Purchasers to:

The address set forth opposite their name on the Schedule of Purchasers.

If to Company:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73101

Fax: (405) 235-5067

Attn: David M. Shear, Senior Vice President and General Counsel

(email: dshear@lsb-okc.com)

In either case, with copies to:

Blank Rome LLP

405 Lexington Avenue, 23rd Floor

New York, New York 10174

Fax: (212) 885-5001

Attention: Elise M. Adams, Esq. (email: eadams@blankrome.com)

and

Conner & Winters, LLP

1700 One Leadership Square

211 North Robinson

Oklahoma City, Oklahoma 73102-7101

Fax: (405) 232-2695

Attention: Irwin H. Steinhorn, Esq. (e-mail: isteinhorn@cwlaw.com)

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

8.8 Certain Fees and Reimbursements. Each party represents that it neither is nor will be obligated for any finders’ or brokers’ fee or commission in connection with this transaction; provided, however, that the Company is obligated to pay certain compensation upon consummation of the transactions contemplated hereby to J Giordano.

8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers holding Debentures evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate principal amount of all Debentures then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Chief Executive Officer

[Signature pages of Purchasers follow]

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated March 3, 2006.

PURCHASER:

TECHNOLOGY YIELD FUND

By:	/s/ Michael L. Thomas
Name:	Michael L. Thomas
Title:	Portfolio Manager

Address and phone number of Purchaser:	2 Embarcadero Center, Suite 1300
San Francisco, CA 74013
(415) 782-9600

Principal Contact at Purchaser:	Michael Thomas
Telephone Number of Principal Contact:	(415) 782-9600
Email of Principal Contact:

Principal Amount of Debentures subscribed for by the Purchaser: $1,000,000

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated March 3, 2006.

PURCHASER:

ELLSWORTH FUND, LTD.

By:	/s/ Gary I. Levine
Name:	Gary I. Levine
Title:	Chief Financial Officer

Address and phone number of Purchaser:	65 Madison Avenue
Morristown, NJ 07960

Principal Contact at Purchaser:	Gary I. Levine
Telephone Number of Principal Contact:	(973) 631-1177
Email of Principal Contact:	glevine@davisdinsmore.com

Principal Amount of Debentures subscribed for by the Purchaser: $1,500,000

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated March 3, 2006.

PURCHASER:

BANCROFT CONVERTIBLE FUND, INC.

By:	/s/ Gary I. Levine
Name:	Gary I. Levine
Title:	Chief Financial Officer

Address and phone number of Purchaser:	65 Madison Avenue
Morristown, NJ 07960

Principal Contact at Purchaser:	Gary I. Levine
Telephone Number of Principal Contact:	(973) 631-1177
Email of Principal Contact:

Principal Amount of Debentures subscribed for by the Purchaser: $1,500,000

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated March 3, 2006.

PURCHASER:

HIGHBRIDGE INTERNATIONAL, LLC By: Highbridge Capital Management, LLC

By:	/s/ Richard Posapchak
Name:	Richard Posapchak
Title:	Managing Director

Address and phone number of Purchaser:	Mark Vanacore
Jim Jordan-c/o HCM
9 West 57th Street
New York, NY 10019
(212) 287-4740
(212) 755-4250 (fax)
Principal Contact at Purchaser:
Telephone Number of Principal Contact:
Email of Principal Contact:

Principal Amount of Debentures subscribed for by the Purchaser: $5,000,000

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated March 3, 2006.

PURCHASER:

ALEXANDRA GLOBAL MASTER FUND, LID. By: Alexandria Investment Management, LLC, an Investment Advisor

By:	/s/ Michael Filimov
Name:	Michael Filimov
Title:	Chairman and Chief Executive Officer

Address and phone number of Purchaser:	c/o Alexandria Investment Management, LLC
767 Third Avenue, 39th Floor
New York, NY 10017

Principal Contact at Purchaser:	Michael Filimonov
Telephone Number of Principal Contact:	(212) 301-1800
Email of Principal Contact:

Principal Amount of Debentures subscribed for by the Purchaser: $3,000,000

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated March 3, 2006.

PURCHASER:

JAYHAWK INSTITUTIONAL PARTNERS, LP

By:	/s/ Mike Schmitz
Name:	Mike Schmitz
Title:	Controller

Address and phone number of Purchaser:	8201 Mission Road, Suite 110
Prairie Village, KS 66208

Principal Contact at Purchaser:	Mark Fleischhauer
Telephone Number of Principal Contact:	(913) 642-2611
Email of Principal Contact:	mark@jayhawkcapital.com

Principal Amount of Debentures subscribed for by the Purchaser: $1,000,000

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated March 3, 2006.

PURCHASER:

CONTEXT CAPITAL MANAGEMENT, LLC

By:	/s/ William D. Fertig
Name:	William D. Fertig
Title:	Co-Chairman and CIO

Address and phone number of Purchaser:	12626 High Buff Drive, Suite 440
San Diego, CA 92130

Principal Contact at Purchaser:	Michael E. McNulty
Telephone Number of Principal Contact:	(858) 481-3666 x 2020
Email of Principal Contact:	operations@contextfunds.com

Principal Amount of Debentures subscribed for by the Purchaser: $5,000,000

SCHEDULE I

SCHEDULE OF PURCHASERS

Name and Address	Principal Amount of Debentures	Amount of Accrued Interest	Aggregate Purchase Price

EXHIBIT A

SUBSCRIPTION INSTRUCTIONS

EXHIBIT B

FORM OF LEGAL OPINION

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

See Annex C to the Offering Memorandum.